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                                                                    Exhibit 23.6


                               LEHMAN BROTHERS



        We hereby consent to the use of our opinion letter dated December 30, 1997 to the Board of Directors of Boykin Lodging Company (the "Company") attached as Appendix H to the Company's Joint Proxy Statement/Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the heading "The Merger - Opinion of Financial Advisor to Boykin." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                                LEHMAN BROTHERS INC.

                                          By:   /s/ Raymond C. Mikulich
                                              --------------------------
                                              Managing Director

New York, New York
April 1, 1998